Exhibit 99.1

B&G Foods Completes Acquisition of
Specialty Brands of America, including Bear Creek Country Kitchens®

Parsippany, N.J., April 23, 2014 —B&G Foods, Inc. (NYSE: BGS) announced today that it has completed the acquisition of Specialty Brands of America, Inc. and related entities from affiliates of American Capital, Ltd. and certain individuals for the previously announced price of approximately $155 million in cash, subject to certain post-closing adjustments.  Specialty Brands is a leading packaged foods company with a portfolio of strong and differentiated brands.  Specialty Brands’ largest brand is Bear Creek Country Kitchens, which is the leading brand of hearty dry soups in the United States.  Bear Creek also offers a line of savory pasta dishes and hearty rice dishes. Specialty Brands also offers Spring Tree, Cary’s and MacDonald’s pure maple syrups and pancake syrups, New York Flatbreads and Canoleo margarine.  B&G Foods expects the acquisition to be immediately accretive to earnings per share and free cash flow.

B&G Foods funded the acquisition and will pay related fees and expenses with $155 million of borrowings under its existing revolving credit facility and cash on hand.

American Capital was advised by Evercore Group L.L.C. on the transaction.

About American Capital

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager.  American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products.  American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $93 billion of total assets under management (including levered assets).  Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $9 billion of net book value, American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (Nasdaq: ACSF).  From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million.  For further information, please refer to www.AmericanCapital.com.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Brer Rabbit, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Rickland Orchards, Sa-són, Sclafani, Smart Puffs, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid, Wright’s and now, Bear Creek Country Kitchens, Spring Tree, Cary’s, MacDonald’s New York Flatbreads and Canoleo.  B&G Foods also sells and distributes two branded household products, Static Guard and Kleen Guard.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include without limitation statements related to the expected impact of the acquisition, including without limitation, the expected impact on B&G Foods’ earnings per share growth and free cash flow.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2013 filed on February 26, 2014.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214